Exhibit 99.3

ADS LETTER OF TRANSMITTAL TO TENDER TELMEX INTERNACIONAL, S.A.B. SERIES L AMERICAN DEPOSITARY SHARES TO AMERICA MOVIL, S.A.B. DE C.V.

Investor ID Number

Effective May 11, 2010 América Móvil, S.A.B. de C.V. (“América Móvil”) is making an offer to acquire substantially all the issued and outstanding Series L Shares (“TII L Shares”) of Telmex Internacional, S.A.B. de C.V. (“Telmex Internacional”) including those TII L Shares represented by Telmex Internacional Series L American Depositary Shares (“TII L ADSs”) in exchange for either cash or American Depositary Shares representing Series L Shares of AMX (“AMX L ADSs”) pursuant to the terms and conditions of the prospectus forming part of the registration statement on Form F-4 filed May 11, 2010 (the “Prospectus”) (such offer, the “U.S. Offer”). For each TII L ADS validly tendered and not withdrawn by a holder prior to the expiration date of the U.S. Offer, such holder will receive, at its election, either:

•	Ps. 233.20 in cash (as of April 30, 2010 approximately U.S. 19.07) to be paid in U.S. dollars (the “Cash Election”); or

•	0.373 AMX L ADS (the “ADS Election”).

A holder may also tender a portion of its TII L ADSs pursuant to the ADS Election and a portion pursuant to the Cash Election. The U.S. Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on June 10, 2010 unless extended.

If a tendering holder holds TII L ADSs in certificated form, this ADS Letter of Transmittal must accompany each tendering holder’s American Depositary Receipt (“ADR”) certificate(s) representing TII L ADSs (“TII L ADRs”) in order to exchange such TII ADSs for cash or AMX L ADSs in connection with the U.S. Offer. A completed and signed ADS Letter of Transmittal only should be submitted for a tender of TII L ADSs in uncertificated form in order to exchange such uncertificated TII ADSs for cash or AMX L ADSs. See Instructions below for more details.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER ‘ ON THE REVERSE SIDE.

PLACE AN ☒ IN ONE ELECTION BOX ONLY
			 ☐	Exchange all my TII L ADSs for cash
Œ

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the American Depositary Receipt(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.*

			Ž ☐	Exchange all my TII L ADSs for AMX L ADSs
X				(TENDERED FOR ADSs ELECTION)
Signature of ADR Holder	Date	Daytime Telephone #	 ☐	Mixed
				Election		—
					WHOLE ADSs		FRACTIONS
X
Signature of ADR Holder	Date	Daytime Telephone #		Note: All remaining TII L ADSs are elected for cash

LOST, MISSING OR DESTROYED CERTIFICATE(S): If you cannot produce some or all of your TII L ADR certificate(s), you must contact J.P. Morgan Chase, the Telmex Internacional Depositary, at 1-800-990-1135 (from the U.S.) and 1-651-453-2128 (from outside the U.S.).

Note: Unless otherwise clearly indicated herein in Boxes 2, 3 and 4, the signer(s) hereby instructs BNY Mellon Shareholder Services to tender all of the undersigned’s TII L ADSs pursuant to the ADSs Election.

* Read certification on reverse side before signing.

Please complete the back if you would like to transfer ownership or request special mailing.

INSTRUCTIONS FOR COMPLETING THIS ADS LETTER OF TRANSMITTAL

PLEASE NOTE: The number of TII L ADSs held in ADR certificated form is to the left of your name and address. The number of TII L ADSs held in uncertificated form (Direct Registration or in the Global Invest Direct Plan) is to the right of your name and address.

Œ

Sign, date and include your daytime telephone number in this ADS Letter of Transmittal in Box 1 and after completing all other applicable sections return this Letter of Transmittal and your ADR certificates, if applicable, in the enclosed envelope.

	If you are electing to receive cash for all your TII L ADSs, please check this box only.

Ž	If you are electing to receive AMX L ADSs for all your TII L ADSs, please check this box only.



If you are electing to receive AMX L ADSs for a portion of your TII L ADSs, please check this box and indicate the number of TII L ADSs for which you would like to receive AMX L ADSs and all the remaining TII L ADSs are elected for cash.



If you cannot produce some or all of your TII L ADSs held in certificated (ADR) form, please contact J.P. Morgan Chase, the TII L ADS Depositary for further instructions at 1-800-990-1135 (from the U.S.) and 1-651-453-2128 (from outside the U.S.).

‘

Please sign in Box 6 to certify your taxpayer ID or Social Security Number. If you are a U.S. Taxpayer, if the Taxpayer ID or Social Security Number is blank, write the number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8 BEN.

’

If you want your AMX L ADSs or check for cash election or check for fractional AMX L ADSs, where applicable, issued in another name, complete the Special Transfer Instructions in Box 7. Note: Signatures in Box 7 must be Medallion guaranteed.

“

Fill in Box 8 if mailing your AMX L ADSs or check for your cash election or check for fractional AMX L ADSs, where applicable, mailed to someone other than the above signed at an address other than that shown above.

HOW TO CONTACT INFORMATION AGENT, D. F. KING & CO., INC.

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico: 1-800-735-3591 (Toll Free)

From outside the U.S.: 1-212-269-5550 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS
Delivery of the ADS Letter of Transmittal to an address other than below will not constitute a valid delivery.
(If by mail, registered mail , properly insured, with return receipt is recommended)
By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

‘	SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

FILL IN the space below.
–
Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and	EXEMPT PAYEE ☐

Please check appropriate box:
Individual/Sole proprietor ☐

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

Corporation ☐ Partnership ☐

Limited liability company ☐
Enter the tax classification D=disregarded entity ☐
C=corporation ☐ P=partnership ☐

☐ Other „
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Signature  _______________________________________   Date  _______________

’  Special Transfer Instructions and Signature Guarantee Medallion

If you want your AMX L ADSs, or check for the cash election or check for a fractional AMX L ADS, where applicable, to be issued in another name, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)	(Signature of Guarantor)

“ Special Mailing Instructions

If you want your AMX L ADSs, or check for a fractional AMX L ADS, where applicable, or check for the cash election to be delivered to someone other than the undersigned, or to the undersigned at an address other than shown in the box above, fill in this section with the new delivery information.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

“PLEASE READ BEFORE SIGNING IN BOX 1”

The signatory hereof hereby instructs the exchange agent to tender the TII L ADSs (which expression in this ADS Letter of Transmittal shall, except where the context otherwise requires, be deemed to include, without limitation, the TII L Shares represented thereby) delivered herewith into the U.S. Offer on behalf of the signatory hereof.

The signatory hereof hereby sells, assigns and transfers to, or upon the order of, América Móvil all right, title and interest in and to all the TII L ADSs (and the TII L Shares represented thereby) being tendered hereby (and any and all other shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional TII L ADSs or TII L Shares) and rights declared, paid or distributed in respect of such TII L Shares or securities on or after the settlement of the U.S. Offer (collectively, “distributions”) and irrevocably appoints the exchange agent the true and lawful agent and attorney-in-fact of the signatory hereof, with full knowledge that the exchange agent is also acting as the agent of América Móvil in connection with the U.S. Offer, with respect to such TII L Shares, TII L ADSs and distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) (a) to have the TII L ADRs and any distributions delivered to the exchange agent, together, in any such case, with all accompanying evidences of transfer and authenticity to the exchange agent or upon the order of the exchange agent, in each case acting upon the instructions of América Móvil and (b) to surrender such ADSs to JPMorgan Chase Bank, N.A., the depositary bank for the TII L ADSs (the “Depositary”) for the purpose of withdrawal of the underlying TII L Shares in accordance with the ADS deposit agreement, (c) to instruct the Depositary to deliver the TII L Shares underlying the TII L ADSs to the exchange agent’s account at Inversora Bursatil S.A. de C.V., or transfer ownership of such TII L Shares underlying the TII L ADSs on the account books maintained with respect to the TII L Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of América Móvil, and (d) to receive all benefits and otherwise exercise all rights of beneficial ownership of such TII L ADSs, the underlying TII L Shares (and all such other TII L Shares or securities) and any distributions, all in accordance with the terms and conditions of the U.S. Offer. At such time, the signatory hereof shall have no further rights with respect to the tendered TII L ADSs (including the underlying TII L Shares), except that the signatory hereof shall have a right to receive from América Móvil the appropriate consideration in accordance with the terms and conditions of the U.S. Offer.

By executing this ADS Letter of Transmittal, the signatory hereof hereby irrevocably appoints each designee of América Móvil or one or more of its affiliates as the attorneys-in-fact and proxies of the signatory hereof, each with full power of substitution, to vote at any annual or special meeting of Telmex Internacional’s shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, in each case with respect to all of the TII L ADSs (including the underlying TII L Shares and any and all distributions) tendered hereby and accepted for payment by América Móvil. This appointment will be effective if and when, and only to the extent that, América Móvil accepts the tendered TII L ADSs for payment. América Móvil accepts the TII L ADSs for payment, without any further action, in the case of a tender during the initial offering period (if the signatory hereof has not effectively withdrawn its tender by such time), immediately upon expiration of the initial offering period, and in the case of a tender during the subsequent offering period, if any, immediately. This power of attorney and proxy are irrevocable and are granted in consideration of the obligation of América Móvil to pay for the tendered TII L ADSs in accordance with the terms of the U.S. Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the signatory hereof at any time with respect to the TII L ADSs or the TII L Shares represented by the tendered TII L ADSs (and with respect to any and all distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the signatory hereof at any time with respect to the TII L ADSs or the TII L Shares represented by the tendered TII L ADSs (and with respect to any and all distributions), and no subsequent powers of attorney, proxies consents or revocations may be given by the signatory hereof with respect thereto (and, if given, will not be deemed effective).

The signatory hereof hereby represents and warrants that the signatory hereof has full power and authority to accept the U.S. Offer and to sell, assign and transfer the TII L ADSs in respect of which the U.S. Offer is accepted or deemed to be accepted (including the underlying TII L Shares and any and all other of Telmex Internacional’s shares, securities or rights issued or issuable in respect of the TII L ADSs) tendered hereby and that when the TII L ADSs are accepted for exchange or purchase by América Móvil, América Móvil will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without, limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, declared, made or paid after May 11, 2010 with respect to the TII L ADSs in respect of which the U.S. Offer is accepted or deemed to be accepted. The signatory hereof will, upon request, execute and deliver any additional documents deemed by the exchange agent or América Móvil to be necessary or desirable to complete the sale, assignment and transfer of the TII L ADSs (including the underlying TII L Shares) tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, América Móvil shall be entitled to all rights and privileges as owner of each such distribution and may withhold the entire consideration due under the U.S. Offer for the exchange or purchase of the TII L Shares represented by the TII L ADSs tendered hereby or deduct from such consideration the amount or value of such distribution as determined by América Móvil in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the signatory hereof, and any obligation of the signatory hereof hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the signatory hereof. Except as stated in the Prospectus, this tender is irrevocable.

The signatory hereof hereby acknowledges that it has received and read (a) the registration statement on Form F-4 relating to the U.S. Offer and the Prospectus and (b) the Instructions accompanying this Letter of Transmittal. A copy of the Prospectus may be obtained at no cost by visiting the website of the U.S. Securities and Exchange Commission at www.sec.gov or by contacting the Information Agent at the telephone number provided herein. The signatory hereof understands and agrees that he or she is bound by the terms of the U.S. Offer, as described in the Prospectus and this ADS Letter of Transmittal, and that América Móvil may enforce this ADS Letter of Transmittal against such holder.